CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Gator Series Trust and to the use of our report dated May 25, 2017 on the financial statements and financial highlights of Gator Focus Fund, a series of shares of beneficial interest in Gator Series Trust. Such financial statements and financial highlights appear in the March 31, 2017 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                                                                      BBD, LLP

Philadelphia, Pennsylvania

July 27, 2017